UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 29, 2011

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

15122 Tealrise Way, Lithia, FL 33547

(Address of Principal Executive Offices)

(813) 260-1865

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29th, 2011, the Company entered into a Definitive Agreement with a major institutional investment bank. Under the agreement, the firm will provide initial advisory services to the Company and any other investment banking services as they are required. The term of the agreement is for a period of six months, and may be extended by mutual consent.

The investment banking firm is a FINRA/SEC registered broker/dealer based in the continental United States.

Item 7.01  Regulation FD Disclosure.

On or about December 13, 2011, the Company issued the Press Release regarding a shareholder update, a copy of which is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and  Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 13, 2011

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ David Burney
Name: David Burney
Title: President
Date: December 13, 2011